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                                                              Exhibit 10.19(b)

                                     LEASE

         THIS LEASE (this "Lease") is made as of the 29th day of May, 1998, by and between TRINET PROPERTY PARTNERS, L.P., a Delaware limited partnership d/b/a TriNet Property Partners Limited Partnership, having a business address c/o Keller/Davis Company, LLC, 101 Derby Street, Hingham, 02043 ("Landlord"), and GIGA INFORMATION GROUP, INC., a Delaware corporation having a business address at One Longwater Circle, Norwell, Massachusetts 02061 ("Tenant").

         Landlord hereby leases to Tenant and Tenant hereby rents and leases from Landlord all of Landlord's rights and interests in and to the following (collectively, the "Leased Property"):

                  (a) the real property described in Exhibit A attached hereto (the "Land");

                  (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances of every nature and description now or hereafter to or benefiting any or all of the Land and the Leased Improvements; and

                  (d) all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category' of Tangible Personal Property (as

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         hereinafter defined) which are not permanently affixed to or incorporated in the Leased Property (collectively, the "Fixtures").

1.       REFERENCE DATA.

         Each of the following capitalized terms used in this Lease shall have the meaning set forth opposite such term below:

Broker:                    None.

Commencement Date:         June 1, 1998 or at 12:00 PM on the expiration day
                           of the existing Cap International, Inc. lease, whichever is earlier.

Governmental
Authorities:               Collectively, all agencies, authorities, bodies,
                           boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

Fair Market Rental Value:  As determined in accordance with Exhibit B hereof

Impositions:               All real estate taxes, charges, and assessments,
                           extraordinary as well as ordinary, levied, imposed or assessed (accrued and due and payable) for a particular fiscal year during the Term of this Lease by Governmental Authorities upon or attributable to all or any part of the Leased
                           Property.

Landlord's Mailing
Address:                   c/o Ronald A. Davis
                           Keller/Davis Company, LLC
                           101 Derby Street
                           Hingham, Massachusetts 02043

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                           with a copy to:

                           TriNet Corporate Realty Trust, Inc.
                           6465 East Johns Crossing, Suite 400
                           Atlanta, GA 30097
                           Attn: Jo Ann Chirtty
                                 Senior Vice President, Asset Management

Lease Year:                A period of twelve (12) consecutive calendar months
                           commencing on the Commencement Date or the first day of the month in which the Commencement Date occurs if the Commencement Date is any day other than the first day of a month, and then each consecutive twelve (12) month period occurring thereafter during the Term of this Lease.

Legal
Requirements:              Collectively, all statutes, ordinances, by-laws,
                           codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental
                           Authority, affecting the Tenant, or the Leased
                           Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased Property, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Leased Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased Property or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any


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                           hazardous substances on, under or from the Leased
                           Property.

Permitted Use:             The use of the Leased Property is for General
                           Office Purposes.

Rent: Collectively, the Base Rent, the Additional Rent Charges and all other sums payable under this Lease.

Security Deposit:          Thirty Thousand Dollars ($30,000).

Tenant's
Mailing Address:           GIGA Information Group, Inc.
                           One Longwater Circle
                           Norwell, Massachusetts 02061


2.       LEASE TERM; EXTENSIONS.

         The term of this Lease shall be for a period of three (3) years commencing on the Commencement Date and ending on the last day of the month immediately prior to the month in which the third (3rd) anniversary of the Commencement Date occurs (the "Term").

3.       RENT.

         3.1 Base Rent. Tenant shall pay to Landlord rent ("Base Rent") equal to Three Hundred Ninety-Two Thousand and Nine Hundred Fifty Dollars ($392,950.00) per year payable in advance on the first day of each calendar month during the Term in equal monthly installments of Thirty Two Thousand Seven Hundred Forty-Six Dollars ($32,746.00).

         3.2 Method of Payment. Payments of Base Rent shall be made by Tenant in equal monthly installments on the Commencement Date and thereafter on the first day of each month during the Term in advance, without offset, deduction, demand, or abatement whatsoever, except as otherwise expressly and specifically provided herein, in lawful money of the United States. The Base Rent payment for any fractional

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month at the commencement, termination or expiration of the Term will be prorated accordingly.

4.       EXTENSION RIGHTS.

         Provided there is not then an Event of Default hereunder or at the commencement of the relevant Option Term, Tenant shall have the right to extend the Term for Two Three (3) year extension periods (collectively, the "Option Terms" and individually, an "Option Term") upon the following terms and conditions:

         4.1 Notice. Tenant must notify Landlord of its election to extend the Term for each of the Option Terms on or before one year prior to the date on which the then Current Term expires.

         4.2 Rent During Option Terms. The annual Base Rent for the first Option Term will be Four Hundred Twenty Thousand Fifty Dollars ($420,050.00) and the Annual Base Rent for the second Option Term will be Four Hundred Forty-Seven Thousand One Hundred Fifty Dollars ($447,150.00).

         4.3 Lease in Effect. All provisions of this Lease shall remain in effect during each of the Option Terms except the right to extend as set forth in this Section 4.3, it being agreed that there are no further rights of extension after the second Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Terms when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.

         4.4 Extension Rights Not Assignable. Notwithstanding any other provision of this Lease to the contrary, the extension rights of Tenant contained in this Section 4 may be exercised only by GIGA Information Group, Inc. or an entity controlling, controlled by or under common control with GIGA Information Group, Inc. (a "GIGA Entity"). If at any time Tenant assigns this Lease to any person or entity that is not a GIGA Entity, then the extension rights contained in this Section 4, including but not limited to the right to occupy the Leased Property during the Option Terms, shall immediately and automatically terminate, and such rights may not be revived by any subsequent reassignment of this Lease to a GIGA Entity.

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5.       ADDITIONAL CHARGES.

         5.1 Additional Charges. In addition to Base Rent, Tenant will also pay and discharge as and when due and payable: (a) all Impositions before any fine, penalty interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible; (b) all charges for electricity, power, gas, oil, water, telephone and other utilities used in the Leased Property during the Term; and (c) all other reasonable costs and expenses associated with the repair, restoration, maintenance, insurance or operation of the Leased Property unless some other provision of this Lease expressly states that Landlord will pay such cost or expense.

         Notwithstanding anything herein to the contrary, any costs and expenses associated with the repair, restoration, maintenance or operation of the Leased Property which would be treated as capital expenses under generally accepted accounting principles shall be treated as follows: The cost of any such expense shall be amortized over the useful life of the improvement, in accordance with generally accepted accounting principles, at an interest rate equal to 1 percent (1%) plus the prime rate then in effect (as published in the Wall Street Journal). The annual amortization charges shall be an additional charge payable by Tenant.

         5.2 Installment Election. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof as the same respectively become due and before any fine, penalty. premium, future interest or cost may be added thereto.

         5.3 Refunds. Any refund due from any taxing authority in respect of any Imposition paid by Tenant shall be paid over to or retained by Tenant.

         5.4 Notice of Impositions. The Landlord shall give prompt notice to the Tenant of all Impositions payable by the Tenant hereunder of the Landlord at any time has knowledge, but the Landlord's failure to give any such notice shall in no way diminish the Tenant's obligation hereunder to pay such Impositions, except that Landlord shall be responsible for penalties and charges if Landlord fails to give notice at least ten (10) days in advance or within two (2) business days of receipt, whichever is later.

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         5.5 Net Lease. Except as provided herein, the Rent shall be paid absolutely net to the Landlord, so that this Lease shall yield to the Landlord the full amount of the installments of Base Rent and the payments of Additional Charges throughout the Term.

6.       WARRANTIES AND COVENANTS.

         6.1 Landlord Warranties. Landlord represents and warrants the following to Tenant as of the date hereof and as of the Commencement Date:

                  (a) Landlord is duly organized and validly existing as a limited partnership organized under the laws of the State of Delaware. Landlord has full power and authority to execute and deliver this Lease, and to carry on its business as presently conducted.

                  (b) Landlord has the complete and unrestricted power to enter into this Lease and perform its obligations hereunder. The Lease when executed and delivered by Landlord, constitutes the valid and legally binding obligation of Landlord, enforceable against Landlord in accordance with its term; subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and (ii) the exercise of judicial discretion in accordance with general principles of equity.

                  (c) Landlord is not a party to any litigation, proceeding or controversy pending before any court or administrative agency or, to Landlord's knowledge, threatened against Landlord, nor is Landlord in receipt of any inquiry, notice, citation, investigation or complaint from any governmental agency or department, which might materially adversely affect Landlord's ability to enter into and/or perform its obligations under this Lease.

                  (d) Landlord is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or Governmental Authority which could prevent the consummation of the transactions' contemplated herein.

                  (e) To the best of Landlord's knowledge, this lease does not cause the leased property to violate any statutes or regulations.

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                  (f) To the best of Landlord's knowledge, there are no
         encumbrances on title adversely limiting Tenant's use of the leased property.

         6.2      [Intentionally deleted].

         6.3 Tenant's Warranties. Tenant hereby represents and warrants to Landlord as of the date hereof and as of the Commencement Date the following:

                  (a) Tenant is a duly organized and validly existing Corporation in the State of Delaware. Tenant has full power and authority to execute and deliver this Lease and to carry on the business contemplated by this Lease.

                  (b) Tenant has the complete and unrestricted authority and power to enter into this Lease and perform its obligations hereunder. The Lease, when executed and delivered by Tenant, constitutes the valid and legally binding obligation of Tenant, enforceable against Tenant in accordance with its terms; subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and (ii) the exercise of judicial discretion in accordance with general principles of equity.

                  (c) Neither the execution or delivery, nor performance of this Lease or the other agreements contemplated herein in accordance with their respective terms, does nor will, after the giving of notice, the lapse of time or otherwise, conflict with, result in a breach of or constitute a default under, the charter or by-laws of Tenant or to the knowledge of Tenant constitute a default under any contract or other agreement to which Tenant is a party (except those for which consent has been or will be obtained by the Commencement
         Date) or by which Tenant is bound, or of any federal or state law, statute, ordinance, rule or regulation, or of any court or administrative order or process.

                  (d) Tenant is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent the consummation of the transactions contemplated herein.

7.       SECURITY DEPOSIT.

         7.1 Handling of Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit in the amount specified in
Section 1 above, which shall be held as security for Tenant's performance of Tenant's
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obligations under this Lease (and may be applied by Landlord against any default by Tenant hereunder). Upon the expiration of the Term of this Lease, the Security Deposit shall be refunded to Tenant, subject to Tenant's satisfactory compliance with the conditions and obligations of this Lease, and the Landlord shall retain any surplus. Landlord may co-mingle the Security Deposit with Landlord's other funds, and shall have no obligation to pay any interest with respect to the Security Deposit. Further, Landlord shall have the right to turn over the Security Deposit to any grantee of Landlord's interest hereunder in the event Landlord conveys the Leased Property; and if so turned over, Tenant agrees to look solely to such grantee for proper allocation of the Security Deposit.

         7.2 Restoration of Security Deposit. In the event Landlord reasonably uses any portion of the Security Deposit to cure any default hereunder, Tenant shall immediately make payment to Landlord of the amount necessary to restore the Security Deposit to the full dollar amount set forth in Section 1.

8.       UTILITIES; TRASH REMOVAL.

         8.1 Tenant's Direct Payment to Utility Providers. Tenant shall pay directly to the relevant provider, as they become due, all bills for utilities (whether they are used for furnishing heat or other purposes) that are furnished directly to the Leased Property.

         8.2 Tenant's Obligations Regarding Additional Utilities. Landlord warrants and represents to Tenant that the following utilities are presently available to the Leased Property: water, septic, gas, electricity, and telephone. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Property as of the Commencement Date of this Lease. In the event Tenant requires additional utilities or equipment or utilities of greater capacity the installation and maintenance thereof shall be Tenant's sole obligation and shall be performed at Tenant's sole cost and expense, provided that such installation shall be subject to the prior written consent of Landlord.

         8.3 Trash Removal. Trash generated in the ordinary course of business by Tenant shall be deposited in dumpster(s) and Tenant shall bear the cost of this dumpster(s) and removal of trash from the dumpster(s). It shall be the sole responsibility of Tenant to segregate any and all hazardous and/or medical waste from the trash deposited in such dumpster and to have such hazardous and/or medical waste also removed at its own cost and expense from the Leased Property by a licensed

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contractor in accordance with all applicable laws as more fully detailed in
Section 9.5 below.

9.       BROKERAGE.

         Tenant warrants that it has dealt with no broker in connection with this Lease other than the Broker or Brokers named in Section 1 above and agrees to defend and indemnify Landlord against any claim, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Landlord on account of any breach of such warranty. Landlord warrants that it has dealt with no broker in connection with the consummation of this Lease except the Broker or Brokers named in Section 1 above, and agrees to indemnify Tenant against any claim, loss damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Tenant on account of any breach of such warranty.

10.      USE OF LEASED PROPERTY; COMPLIANCE WITH LAWS AND
         FIRE, INSURANCE REQUIREMENTS; HAZARDOUS MATERIALS.

         10.1 Use of Leased Property. Tenant acknowledges that no trade or occupation shall be conducted in the Leased Property or use made thereof other than the Permitted Use.

         10.2 Compliance with Laws. Tenant, at its sole expense, shall comply with all Legal Requirements affecting the Leased Property. The Tenant shall be responsible for complying with legal requirements only to the extent that such legal requirements arose after March 17, 1995, with the Landlord being responsible for compliance with all Legal Requirements arising after such date. Furthermore, to the extent that compliance by the Tenant involves capital expenditures, the cost thereof shall be allocated in the manner set forth in Insert 5.1, except where required by the specific use or alterations by Tenant.

         10.3 No Nuisance or Other Harmful or Disruptive Activity. Tenant shall not perform any acts or carry on any practices which may injure any part of the Leased Property or common areas, violate any certificate of occupancy affecting the same, constitute a public or private nuisance or a menace to other tenants on the Property, produce undue noise, create obnoxious fumes or other odors.

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         10.4 Compliance with Fire Insurance Requirements. Tenant shall not permit any use of the Leased Property which will make voidable any customary insurance on the Leased Property or which shall be contrary to any law.

         10.5 Hazardous Materials. Tenant shall not permit the emission, release, threat of release or other escape of any Hazardous Materials from the Leased Property so as to adversely affect in any manner, even temporarily, any element or part of the Leased Property. Tenant shall not use, generate, store or dispose of Hazardous Materials in, on or about the Leased Property, or dump, flush or in any way introduce Hazardous Materials into the septic system or other waste disposal systems serving the Leased Property (nor shall Tenant permit or suffer any of the foregoing), in any manner not in full compliance with all applicable federal, state and local statutes, laws, codes, ordinances, by-laws, rules and regulations for the use, generation, storage and disposal of Hazardous Materials.

         Tenant will indemnify, defend and hold Landlord harmless from and against all claims, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, diminution in the value of the Leased Property, costs incurred in connection with any investigation of site conditions or any clean-up or remedial work required by any federal, state or local Governmental agency) incurred as a result of any breach of Tenant's covenants in the first paragraph of this Section 10.5 by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees. Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Leased Property caused or permitted by Tenant results in any contamination of the Leased Property or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Property to the condition existing prior to the introduction of any such Hazardous Material by Tenant, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Property.

         Landlord will indemnify, defend and hold harmless Tenant from and against all claims, loss, cost and expenses (including, without limitation, reasonable attorneys fees and disbursements) incurred by Tenant as a result of Hazardous Materials existing in, on or under the Leased Property prior to March 17, 1995.

         The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease and any transfer of title to the Leased Property, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise.

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         For purposes of this Lease, "Hazardous Materials" means,
collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, oils, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended.

11.      MAINTENANCE; REPAIRS.

         11.1 Tenant's Obligations. Except as provided in Section 11.2, Tenant shall, at Tenant's sole cost and expense, (a) maintain and keep the Leased Property in good repair, good working order and free of litter and refuse and make any and all repairs and replacements thereto as and when required, ordinary or extraordinary, foreseeable or unforeseeable, but specifically excluding any repairs or replacements required by damage from fire or other casualty (except that Tenant shall be fully liable and responsible to Landlord for the deductible amount of any insurance if such damage is caused by Tenant or Tenant's agents, employees or contractors); and (b) periodically repaint and redecorate the Leased Property as and when required to maintain a clean and fresh appearance.

         11.2 Landlord's Obligations. Landlord agrees to maintain the structural elements and the roof and the septic system of the Leased Property in good working order and repair, reasonable wear and tear, damage by fire and other casualty only excepted. Tenant must regularly service pumps and drains on the septic system and have the septic tanks pumped on a regular basis. Further, if such maintenance is required because of the negligent act or omission of Tenant or those for whose conduct Tenant is legally responsible and such maintenance is not covered by insurance, then Tenant shall be responsible for such maintenance, and if such maintenance is covered by insurance, then Tenant shall be fully liable and responsible to Landlord for the deductible amount of any such insurance.

         11.3 Removal of Snow and Ice. Removal of snow and ice from the sidewalks, driveways and parking areas of the Leased Property shall be the responsibility of Tenant.

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         11.4 Tenant's Failure to Make Repairs. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 19.4 being applicable to the costs thereof).

         11.5 Compliance with Americans with Disabilities Act. During the term of this Lease, Tenant shall comply at Tenant's sole cost and expense with all provisions of the ADA as they apply to Tenant's use and occupancy of the Leased Property on and after March 17, 1995, and the operation of Tenant's business therein and shall be fully responsible for any modifications or alterations to the Leased Property or the common areas of the Property necessary to meet requirements of the ADA which have become applicable to the Leased Property or the Property as a result of Tenant's operation of its business within the Leased Property.

12.      ALTERATIONS.

         12.1 Alterations or Additions by Tenant. Tenant shall not make structural alterations or additions to the Leased Property, but may make non-structural alterations provided that, in cases involving an expenditure in excess of ($10,000.00), Landlord gives its prior written consent thereto, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Tenant's sole cost and expense. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Property for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of the Landlord at the expiration or earlier termination of the Term. Notwithstanding any provision to the contrary, Tenant shall have the right to remove and retain all semi- attached equipment, specifically including any generators, network equipment, and communications equipment. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner and in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto and shall be performed only by contractors or mechanics approved by Landlord. All such contractors and mechanics shall carry adequate liability insurance (which shall name Landlord and Tenant as an additional insured) and workmen's compensation insurance and Landlord shall be presented with certificates of same prior to the commencement of any work.

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         12.2 Alterations or Additions by Landlord. Landlord hereby reserves the right at any time to enter upon the Property or the Leased Property and make alterations or additions thereto, or to any or all of the common facilities, improvements or personalty comprising a part thereof, provided such alterations or additions do not unreasonably or materially interfere with Tenant's use of the Leased Property.

13.      ASSIGNMENT; SUBLEASING.

         Tenant shall not assign this Lease or sublet the whole or any part of the Leased Property without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; it being agreed, however, that Landlord will give its consent to any sublease or assignment of all or any portion of the Leased Property to a GIGA Entity for the Permitted Use or to a successor entity by reason of merger or acquisition of substantially all of Tenant's stock or assets. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all Base Rent, Additional Charges, any other charges due hereunder, and for the full performance of the covenants and conditions of this Lease. Landlord's consent to any such transfer, assignment or sublease will not be deemed a consent to any subsequent transfer, assignment or sublease. In the event of any such transfer, assignment or subletting, Tenant shall pay to Landlord as additional rent hereunder one hundred percent (100%) of all sums or other economic consideration that Tenant receives as a result of such transfer, assignment or subletting, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (in the case of a sublease, prorated to reflect obligations allocable to that portion of the Leased Property). In the event of a default under the terms of this Lease, if the Leased Property or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

14.      SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATES.

         14.1 Subordination. This Lease shall he subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, easements or rights-of-way (provided no such easement or right of way shall unreasonably interfere with Tenant's use of the Leased Property) now or at a time hereafter, constituting a lien or encumbrance on the Property and Tenant shall, when

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requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to such mortgages, deeds of trust or other such instruments. Failure to execute any such instruments within twenty (20) days after request shall constitute a default hereunder. It is the understanding of the parties hereto that Landlord shall obtain and deliver a non-disturbance agreement from the current mortgagee if any, of the Leased Property as of the date of this Lease and shall use its best efforts to secure a non-disturbance agreement with any and all subsequent lenders requiring such subordination from Tenant or grantees under such other instruments, but the effectiveness of the other provisions of this Section
14.1 shall not be conditioned in any manner upon the actual receipt of a non-disturbance agreement from such subsequent lenders.

         14.2     Estoppel Certificate; Financial Data.

         (a) At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord and any mortgage lender or prospective purchaser a certificate certifying: (i) that this Lease is unmodified and in full force and effect as modifications, that this Lease is unmodified and in full force and effect (or, if there have been modification, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Commencement Date and the Expiration Date determined in accordance with paragraph 3 and the date, if any, to which all rent and other sums payable hereunder have been paid; (iii) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (iv) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (v) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Leased Property or any part thereof.

         (b) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information; within 120 days after the end of each fiscal year of Tenant, and audited balance sheet of Tenant and its consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national independent certified public accountants of recognized national standing selected by Tenant; and within 60 days after the end of each of the first three fiscal quarters of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof; the foregoing financial statement all being prepared in accordance with the generally accepted accounting principles, consistently applied.

         (c) Upon ten (10) days' prior notice, Tenant will permit Landlord and its professional representatives to visit Tenant's offices, and discuss Tenant's affairs and finances (insofar as they relate to the Leased Property or this Lease) with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, Leased Property or this Lease, provided that Tenant shall not be required to disclose information in violation of federal securities laws.

         (d) Landlord agrees that it shall hold all financial information provided to Landlord under Section 14.1(b) or (c) in strict confidence and shall not disclose any of such information to any third party other than Landlord's attorneys, accountants or internal staff members unless Landlord either obtains Tenant's written consent to such disclosure or such third party agrees to keep such information confidential.

15.      LANDLORD'S ACCESS.

         Landlord or agents of Landlord may, upon forty-eight (48) hours prior notice to Tenant (or at any time with regard to (a) and (b) herein without notice in the case of emergency), enter the Leased Property to (a) inspect the same, (b) make alterations as provided in Section 12.2 above or repairs, (c) show the Leased Property to prospective lenders at any time and to prospective tenants within one year prior to the then-scheduled expiration of the Term, and (d) at any time within six (6) months before the expiration of the Term, affix to any suitable part of the Leased Property a notice that the Leased Property are available for lease and keep the same so affixed without hindrance or molestation. Landlord shall be allowed to place antenna, dishes or other equipment upon roof of the building so long as it does not interfere with Tenant's use of the leased property.

16.      INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:

         (a) Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, or about the Leased Property arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or arising from a default by Landlord in its obligations hereunder which default goes unremedied for five days after Landlord receives written notice thereof. Tenant waives all claims against Landlord arising from any liability described in this paragraph 16(a), except to the extent caused by the gross negligence or willful misconduct of Landlord.

         (b) Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Leased Property, or any condition of the Leased Property for which Tenant is responsible, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Leased Property or any part thereof or any part of the building or the land constituting a part of the Leased Property arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord). This paragraph 16(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

         (c) Tenant shall, at all times and during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability insurance, including general contractual liability, fire, legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount of $5,000,000 per occurrence for bodily or personal injury to, illness or, or death of persons and damage to property occurring in, on or about the Leased Property, and such insurance shall name the Landlord and any other parties designated by Landlord as additional insureds. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

         (d) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Leased Property and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage required hereunder shall not be less than the amounts specified in paragraph 16(c).

         (e) At all times during the term of this Lease, Landlord shall obtain and keep in force the following types of insurance, and Tenant shall reimburse Landlord for the costs thereof: (a) insurance against loss (including earthquake and flood) or damage to the Leased Property by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as "all risk", with difference in conditions coverage, in an amount not less than the full replacement cost of the Leased Property (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing the "Replacement Cost Endorsement"; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Leased Property contains equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; (c) plate glass insurance in such amounts as Landlord may reasonably determine if the Leased Property contain plate glass; (d) business interruption insurance insuring that the Fixed Rent will be paid to Landlord for up to one year if the Leased Property is destroyed or rendered untenantable by a cause insured against (it being understood that the existence of such insurance does not reduce Tenant's obligation to pay Fixed Rent without diminution); and (e) insurance in amounts and against such other risks as Landlord or Mortgages may reasonably require and against such risks as are customarily insured against by operators of similar properties.

         (f) All insurance required to be maintained by Tenant under this paragraph 16 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state of where the Leased Property is located and having a rating in Best's Insurance Guide of at least A:X and a Standard and Poor's Corporation claims paying ability rating of at least "A". Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this paragraph 10 to be maintained by Tenant shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof (Acord 27 form) to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any policy to be maintained by Tenant or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as Additional Rent on demand. Tenant shall pay to Landlord immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this paragraph 16.

         (g) Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Leased Property, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Leased Property or any portion or any contents thereof, or any operations, therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Leased Property, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this paragraph 16(g).

17.      FIRE; CASUALTY; EMINENT DOMAIN.

         17.1 Damage by Casualty. Should a substantial portion of the Leased Property, or of the Property, be substantially damaged by fire or other casualty, Landlord or Tenant may elect to terminate this Lease, and where such fire or casualty renders the Leased Property reasonably unsuitable for its intended use, a just and proportionate abatement of rent shall be made. Further, within thirty (30) days after such fire or other casualty, Landlord shall give written notice to Tenant with respect to whether or not Landlord will restore the Leased Property and the estimated time to complete such repair. Tenant may elect to terminate this Lease if either (a) Landlord notifies Tenant in writing that Landlord has elected not to restore the Leased Property, (b) Landlord elects to restore but fails to restore the Leased Property to a condition reasonably suitable for its intended use within one hundred twenty (120) days after such fire or casualty, or (c) Landlord fails to make reasonable, good faith efforts to commence restoring the Leased Property within one hundred twenty (120) days after such fire or casualty. However, Tenant's failure to give such notice of termination within ten (10) days after the date on which the right to terminate ripens under either (a), (b), or (c) above shall constitute a waiver of such right by Tenant. Landlord will seek to have the first mortgagee of the Leased Property, if any, provide for application of hazard insurance loss proceeds to the repair or reconstruction of the Leased Property upon any hazard loss. Subject to the mortgagee (if any) of the Leased Property making the hazard loss insurance proceeds available for such restoration and to Landlord's receipt of such proceeds for that purpose, if Landlord elects, to repair, reconstruct, or cause to be repaired or reconstructed, such damage or destruction, Landlord shall not be required to expend, in connection with such repair or reconstruction, any amount exceeding the amount of casualty insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event such mortgagee shall not make the insurance loss proceeds available for repair or restoration, Landlord shall not be required to repair or reconstruct the Leased Property and shall notify Tenant within thirty (30) days next following such hazard loss, of its election in this respect and thereupon, Tenant shall have the termination rights described above in this Section.

         17.2 "Complete" Taking of Leased Property. If, prior to the Commencement Date or otherwise, the Leased Property shall be taken in its entirety under any condemnation or eminent domain proceedings (each such occurrence being hereinafter referred to as a "Taking") by any government authority (the "Taking Authority") during the Term hereof, or in the event twenty-five (25%) percent or more of the floor area or parking area of the Leased Property is taken in any such proceedings and the remaining portion shall not be suitable or adequate (in the reasonable opinion of Tenant exercised in good faith) for the uses described in this Lease, and Tenant notifies Landlord of such determination within thirty (30) days next following the taking of physical possession of such portion of the Leased Property by the Taking Authority or the date upon which Tenant receives written notice that title has vested in the Taking Authority, whichever is first to occur, then in any such event this Lease and the Term hereof shall terminate as of the date physical possession of the Property (or a portion thereof) is taken by the Taking Authority, and Tenant shall be liable for the payment of Base Rent, Additional Charges and all other charges due from Tenant hereunder, and performance of the other terms and conditions of this Lease on Tenant's part to be performed only up to date of such termination, and any Base Rent paid in advance for periods following such date shall be apportioned and promptly refunded to Tenant.

         17.3 "Partial" Taking of Leased Property. In the event of a Taking that is not a "complete" Taking as described in Section 18.2 above, and either
(a) the mortgagee of the Leased Property shall not make the proceeds of any awards or damages payable as to the Taking available for restoration and repair of the Leased Property, or (b) Landlord shall determine in its reasonable discretion that the restoration and repair of the Leased Property shall be impracticable, or (c) the Taking occurs within the last eighteen (18) months of the initial Term (or of a renewal term, if any), Landlord or Tenant shall be entitled to terminate this Lease without liability by reason of such Taking. If Landlord or Tenant does not so terminate this Lease, this Lease shall continue in effect and Landlord shall rebuild and restore the Leased Property as nearly as possible to the condition existing next preceding such Taking, with due allowance for the portion so taken. Further, Tenant shall promptly restore or repair any improvement made by it in the Leased Property to the extent proceeds from such awards are made available to Tenant for such purpose or return such areas to their original condition prior to any improvements by Tenant and this Lease shall be and remain in full force and effect and be unaffected by, the Taking, except that from the date possession of the taken portion of the Leased Property is acquired by the Taking Authority, the Base Rent payable under this Lease shall be diminished by the Fair Market Rental Value of the portion of the Leased Property so taken. The restoration or repair work to be done by Tenant shall be done subject to any and all terms and conditions elsewhere set forth in this Lease governing alterations or work on Tenant's part to be performed.

         17.4     Miscellaneous Provisions Regarding Casualty or Taking.

                  17.4.1 In the event this Lease is terminated or terminates by reason of a Taking or a Casualty, the provisions of the Lease applicable upon expiration of the Lease shall govern the parties.

                  17.4.2 Landlord will seek to have any mortgagee of the Leased Property provide for application of the proceeds of any Taking awards to restoration, repair, and reconstruction of the portion of such property remaining after the Taking. Notwithstanding the amount of land, building, or improvements taken by condemnation or eminent domain or the termination or continuance of this Lease with respect thereto, Tenant shall not participate or share in any recovery, award, or damages payable or paid as to such Taking, nor have or assert any right, claim, or cause of action against Landlord, the fee owner, or mortgagee of the Leased Property or, except as expressly provided in Section 18.4.3 below, the Taking Authority whether for the loss of, or diminution in value of, the unexpired Term of this Lease, or as to the Taking of any such land, building, and/or improvements or otherwise; and Tenant for itself and its successors and assigns hereby waives, surrenders, and releases to Landlord any and all claims or rights to claim or receive all or any portion of any and all recovery, awards, and/or damages as to such Taking.

                  17.4.3 If permitted by statute, Tenant may assert a separate and independent claim for and recover from the Taking Authority, but not from Landlord, any compensation as may be separately awarded or recoverable by Tenant in its own name and right for any damage to Tenant's portable fixtures and equipment, or on account of any expenses which it shall incur in removing its merchandise, furnishings, and equipment from the Leased Property, but in no event shall any such claims or recoveries be claims or asserted in the event the same would, may, or shall diminish, offset, or bar any damages, recovery, or award to Landlord or the fee owner of the Leased Property, except to the extent such damages recovery or award is based on injury to Tenant or the interest of Tenant hereunder.

18.      DEFAULT; REMEDIES; BANKRUPTCY.

         18.1 Events of Default. Each of the following shall be an event of default ("Event of Default") under this Lease:

                  18.1.1 Tenant shall default in the payment of any installment of rent or other sum herein specified by the first day of the month when due and such default shall continue for five (5) days after written notice thereof; provided, however, that Landlord shall not be required to give more than two (2) such notices during any consecutive twelve (12) month period with regard to defaults in the payment of installments of Base Rent, or any other sums due under this Lease, and in the event that Landlord has already given two (2) such notices during any consecutive twelve (12) month period, any subsequent failure of Tenant during such twelve (12) month period to make any payment due hereunder shall immediately constitute a default even though no notice has been given;

                  18.1.2 Tenant shall fail to maintain insurance as required by this Lease;

                  18.1.3 Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, or if such default is of a nature that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not have commenced to cure such default within said thirty (30) day period and diligently proceed to completion of said cure, provided such extended period without a completed cure will not have a material adverse effect on the value of the Leased Property or expose Landlord to any liability; provided, however, that Landlord shall not be required to give more than two (2) notices during any consecutive twelve (12) month period with regard to Tenant's failure to perform its obligations under a particular Section of this Lease (a "Previously Defaulted Provision") and in the event that Landlord has already given two (2) such notices during any consecutive twelve (12) month period, any subsequent failure of Tenant during such twelve (12) month period to fully and punctually observe such Previously Defaulted Provision shall immediately constitute a default even though no notice has been given; or

                  18.1.4 Tenant or any other party shall file a petition or application under any state or federal bankruptcy, insolvency or debtor's relief law relating to Tenant or Tenant shall consent to an assignment or composition for the benefit of Tenant's creditors or consent to the appointment of a receiver for any of Tenant's property; provided, however, that if such petition, application or receivership proceedings are instituted against Tenant by a third patty, there shall be no default hereunder unless the same shall remain undischarged for a period of greater than sixty (60) days from the filing of such petition or application or the commencement of the receivership proceedings, as the case may be.

         18.2 Landlord's Remedies. Upon the occurrence of an event of default, Landlord shall have the following rights and remedies:

                  18.2.1 Landlord shall have the right at its election, at any time while such event of default continues, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein before fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

                  18.2.2 Landlord shall have the immediate right to re-enter and repossess the Leased Property or any part thereof by summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Leased Property by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to Sections 19.2.1 and 20 or unless the termination of this Lease he decreed by a court of competent jurisdiction.

                  18.2.3 Landlord may relet the Leased Property or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include free rent and any other concessions) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

                  18.2.4 In the event of any termination of this Lease by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, and any Additional Charges and other sums required to be paid by Tenant for the period to and including the date of such termination.

                  18.2.5 Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of termination (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of the present value of the excess of (a) the total of (i) the Base Rent, any Additional Charges and other sums which would be payable under this Lease from the date of such termination for what would be the then unexpired Term in the absence of such termination plus (ii) the aggregate of all reasonable expenses relating to Landlord's reletting the Leased Property, including, without limitation, brokerage fees and the cost of any alterations needed to relet, over (b) the then net fair rental value of the Leased Property for the same period (after deducting from such fair rental value the time needed to relet the Leased Property in the amount and concessions which would normally be given to a new tenant). Fair rental value shall be established by reference to the terms and conditions upon which

Landlord relets the Leased Property if such reletting is accomplished within a reasonable period of time after such termination and otherwise established on the basis of Landlord's reasonable estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous.

         18.3 Landlord's Cure Rights. If Tenant shall default in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease after the applicable notice and cure period, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant.

         18.4 Tenant's Obligation to Reimburse Landlord. If Landlord makes any expenditures (pursuant to Section 17.3 above or otherwise) or incurs any obligations for the payment of money in connection with any failure of Tenant to perform fully all of its obligations under this Lease after the applicable notice and cure period, such sums paid or obligations incurred (including but not limited to, reasonable attorney's fees and court costs in instituting, prosecuting or defending any action or proceeding), with interest at the rate of one and one half percent (1-1/2%) per month and costs, shall upon demand be paid to Landlord by Tenant as an Additional Charge.

         18.5 No Waiver. Neither party's failure to take action against the other with respect to any default in Tenant's performance of its obligations hereunder shall not, under any circumstances constitute a waiver of any of such party's rights under this Lease and, further, no waiver of any of the provisions of this Lease shall be effective unless given in writing nor shall any waiver be construed as a waiver of any of the other provisions hereof or as a waiver of the same provisions for any subsequent time.

         18.6 Acceptance of Late Payments. No payment by Tenant, or acceptance by Landlord, of a lesser amount than then due from Tenant to Landlord shall be treated otherwise than as a payment on account regardless of any letter accompanying such check or legend entered upon such check. Further, no acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any default then existing or which would exist with the proper giving of notice.

         18.7 Interest on Late Payments. If Tenant shall fail to pay, when the same is due and payable, any Base Rent, Additional Rent, Additional Charges or any other charges or payments required hereunder (excluding the payments described in Section 19.4 above), such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of interest of eighteen percent (18%) per annum, but in no event higher than the maximum rate permitted by law; and, in addition, Tenant shall pay Landlord a late charge for any Base Rent, Additional Rent, Additional Charges or any other charges or payments due hereunder which is paid after its due date equal to five percent (5%) of such payment.

         18.8 Remedies Cumulative. Any and all remedies set forth in this Lease (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

         18.9 Landlord's Rights in Tenant's Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 seq. as now existing or hereafter amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to the Landlord. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, including, without limitation, the Base Rent and Additional Rent specified herein, shall constitute rent for the purpose of Section 502(b)(7) of the Bankruptcy Code.

         If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth
(a) the name and address of such person; (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and application to enter into such assignment and assumption, and

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

Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed on and after the date of such assignment all of the obligations arising under this Lease. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

19.      NOTICES.

         Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section 20. Any notice from Landlord to Tenant shall be deemed duly served, if left at the Leased Property addressed to Tenant or mailed to Tenant's Mailing Address (as defined in Section 1 above) by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Mailing Address (as defined in Section I above) or at such other address as Landlord may from time to time advise in writing. All Rent shall be paid and sent to Landlord at Landlord's Mailing Address.

20.      SURRENDER; HOLDING OVER.

         20.1 Surrender of Leased Property. Tenant shall, at the expiration or other termination of the Term, (a) remove all of Tenant's goods and effects from the Leased Property (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant either inside or outside the Leased Property), and (b) deliver to Landlord the Leased Property, in broom clean condition, and otherwise in the same condition as existed as of the Commencement Date (normal wear and tear and Tenant's permitted alterations hereunder and damage by fire or other casualty excepted), all keys, locks thereto, other fixtures connected therewith and all alterations and additions made to or upon the Leased Property. Upon Tenant's failure to comply with the preceding sentence, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of such property at Tenant's expense, or to retain same under Landlord's

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

control or to sell, at public or private sale, without notice, any or all of such property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         20.2 Holding Over. If Tenant remains in Possession of the Leased Property or any part thereof after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be in use and Occupancy of the Leased Property as a month-to-month tenant at a rate of monthly rent one and one-half (1-1/2) times the rate of the total monthly installment of Base Rent then in effect upon the date of expiration or termination of this Lease and subject to the same terms and conditions (including, without limitation, provisions concerning the payment of all other charges hereunder) as those set forth in this Lease other than as to the length of Term. However, nothing in this Lease provision shall be deemed to extend the Term beyond that set forth in Section 2, hereof nor grant any right to Tenant or any other person to use, occupy, or remain in Possession of all or any part of the Leased Property beyond the expiration or earlier termination of the Term of this Lease.

21.      LANDLORD'S LIABILITY.

         21.1 No Consequential Damage. In no event shall either Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such other party as a result, of the defaulting party's breach of its obligations under this Lease.

         21.2 Liability after Conveyance of Property. The term "Landlord," as used herein, shall mean and refer to the owner of the fee estate in the Leased Property whosoever such owner may be from time to time or to the person or entity named as Landlord above or its successors or assigns, as the case may be; and upon any conveyance or transfer of the interest of such person or entity as Landlord and the assumption of the Landlord's obligations by the transferee, such person or entity shall be thereupon released and discharged from any and all liability under this Lease or otherwise to Tenant and any and all others whomsoever except for breaches of this Lease occurring prior to such transfer.

22.      MISCELLANEOUS

         22.1 Governing Law. This Lease shall be governed by the law of the State of Massachusetts and shall be deemed to have been made, executed, delivered and accepted by the respective parties in that state.

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

         22.2 Partial Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         22.3 Captions. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to bind, modify, increase, or decrease the terms and conditions of this Lease, or any interpretation or construction thereof.

         22.4 Successors and Assigns. The terms and conditions in this Lease shall apply to and be binding upon the parties herein and their respective successors and assigns, except as expressly otherwise provided.

         22.5 Recording of Lease. Tenant shall not record this Lease. However, at the request of either party, Landlord and Tenant shall execute, acknowledge, deliver, exchange, and record at the requester's expense a Notice of Lease or other short-form instrument permitted under applicable state law and prepared by Tenant.

         22.6 Entire Agreement. This Lease and any and all exhibits and riders attached hereto and made a part of this Lease constitute the entire agreement of the parties concerning this Lease, and any and all other or prior agreements, representations, or warranties are hereby terminated, canceled, and agreed to be void and of no force or effect.

         22.7 Amendments. No change, amendment, deletion, or addition to this Lease shall be effective unless in writing and signed by the parties.

         22.8 Quiet Enjoyment. So long as Tenant is not in default of any of its obligations under this Lease, beyond any applicable grace period, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property free of any claims by, through or under Landlord.

         22.9 No Partnership. Nothing in this Lease shall create or be construed to create a partnership between Tenant and Landlord, or make them joint venturers, or

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

bind or make Landlord in any way liable or responsible for any acts, omissions, negligence, debts or obligations of Tenant.

         22.10 Time of Essence.  Time is of the essence in this Lease.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as a sealed instrument by their respective duly authorized officers as of the day and year first written above.

                        TRINET PROPERTY PARTNERS, L.P.
                        A Delaware limited partnership
                        d/b/a TriNet Property Partners Limited Partnership

                        By: TRINET REALTY INVESTORS I, INC.
                        Its General Partner


                        By:
                           --------------------------------------
                           Name:
                           Title:


                        GIGA INFORMATION GROUP, INC.


                        By:
                           --------------------------------------
                           Name:
                           Title:


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

                                   EXHIBIT A

                               Legal Description

                                                  One Longwater Circle
                                                  Norwell, Plymouth County, MA
                                                  97-0328

Legal Description
Lot 88

Beginning at a point on the southerly sideline of Longwater circle in the Town of Norwell, Plymouth County, Massachusetts, said point being the northwest corner of the herein described parcel;

      thence running along the southerly sideline of Longwater
      Circle N 80(degree) 03' 45" E, 435.00 feet to a point;

      thence turning and running by land now or formerly of Longwater Drive Realty Trust III, S 09(degree) 56' 15" E,
      320.00 feet to a point;

      thence turning and running S 80(degree) 03' 45" W, 246.50 feet to a point;

      thence turning and running N 09(degree) 56' 15" W, 75.00 feet to a point;

      thence turning and running S 80(degree) 03' 45" W, 355.50 feet to a point;

      thence turning and running N 09(degree) 56' 15" W, 180.00 feet to a point;

      thence turning and running N 80(degree) 03' 45" E, 167.00 feet to a point;

      thence turning and running N 09(degree) 56' 15" W, 65.00 feet to the point of beginning.

The previous six courses being by land now or formerly of Assinippi Park Associates.

The above described parcel is shown as Lot 88 on plan #1065 of 1987 at the Plymouth County Registry of Deeds.


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

Being the same premises described in a deed by Assinippi Park Associates, dated October 1, 1987, recorded at Book 8046, Page 18, as confirmed in Book 8061, Page 35.

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

                                   EXHIBIT B

                    Calculation of Fair Market Rental Value

         For purposes of this Lease, "Fair Market Rental Value" shall be as reasonably determined by Landlord to be the annual rental charge on a so-called "triple net" basis (including without limitation Base Rent, Additional Rent and other charges) as of the commencement date of each Option Period, for new leases then being negotiated or executed for comparable office space in the area surrounding Massachusetts for terms commencing on or about the date of commencement of the Option Period. In determining Fair Market Rental Value, Landlord shall take into consideration the size of the premises, location of the premises, lease term, condition and location of the applicable office building, services provided by the landlord, rental concessions and other comparable factors). Bona fide written offers to lease comparable space received by Landlord from third parties (at arm's length) may be used by Landlord as an indication of the Fair Market Rental Value.

         Landlord shall notify Tenant of its determination of Fair Market Rental Value within ten (10) days after Landlord's receipt of Tenant's notice exercising its option to extend and Landlord shall furnish data in support of such determination. If the Landlord does not receive written notice from Tenant of Tenant's disagreement with landlord's determination of the Fair Market Rental Value within ten (10) days after Tenant's receipt of said determination, Tenant shall be deemed to have accepted said determination by Landlord. If Tenant disagrees with Landlord's determination of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has received notice of Landlord's determination, to request that such Fair Market Value be determined by appraisal in accordance with the provisions of this Exhibit B. In such event, the Fair Market Rental Value shall be determined by impartial MAI appraisers, one to be chosen by Landlord, one to be chosen by Tenant (the "Initial Appraisers"), and, if necessary, a third to be selected as provided below. Landlord and Tenant shall each notify the other of its selected appraiser within ten days following giving of Tenant's request for appraisal as provided above. Each appraiser shall be independent, have at least five (5) years experience with commercial properties in the area, and be familiar with office parks and leases and rents in Massachusetts and experienced in making real estate appraisals. The cost of each Initial Appraiser shall be paid by the party selecting such Appraiser. The appraisers shall render their written appraisal of the Fair Market Rental Value for the Option Period within thirty
(30) days following the

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

appointment of both such appraisers. If the appraisals determined by each of the Initial Appraisers are less than five percent (5%) apart (the higher appraisal is less than 105% of the lower appraisal), then the Fair Market Rental Value shall be determined by taking the average of the two appraisals. In the event Appraisers are five percent (5%) or more apart, the Initial Appraisers shall promptly select a third appraiser who meets the same criteria as required of the Initial Appraisers ("Third Appraiser"). The Third Appraiser shall submit to Landlord and Tenant, within twenty-one (21) days after its appointment, its written appraisal of the Fair Market Rental Value with respect to the Leased Property as of the applicable commencement date, which appraisal shall be binding upon Landlord and Tenant. The cost of the Third Appraiser shall be borne equally by Landlord and Tenant.


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